SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2006

AMERICAN LAND LEASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09360	84-1038736
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

29399 US HWY 19 NORTH, SUITE 320, CLEARWATER, FL 33761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 726-8868

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Information

On May 25, 2006, American Land Lease, Inc. announced the acquisition of The Grove, for an aggregate purchase price of approximately $5 million.

The Grove, a 425 home site community in Foley, Alabama, represents a quality addition to ANL’s age-restricted portfolio of residential land lease communities. Situated between Mobile and Pensacola near the Florida/Alabama state border, this 112-acre site provides residents with a lifestyle near boating, fishing, and Gulf Shores activity areas and easy access to the Gulf of Mexico beaches, less than 10 miles away.

The gated community contains 91 occupied home sites, an additional 74 home sites that are fully developed, and an additional 260 home sites to be developed. While introducing its sales and marketing team to complete the community build out, ANL plans to build on the current quality community which includes a clubhouse, an extensive walking and biking trail, 10 acres of open space and a recreation area. The community enables ANL to continue the geographical diversification of its holdings while retaining the focus on age restricted, quality communities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN LAND LEASE INC.
(Registrant)

By	/s/ Shannon E. Smith
Shannon E. Smith
Chief Financial Officer

Date: June 2, 2006